SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2003

AIRBORNE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6512	91-065027

(State or Other Jurisdiction of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)

3101 Western Avenue, PO Box 662, Seattle, Washington 98111

(Address of Principal Executive Offices, Zip Code)

(206) 285-4600

(Registrant’s Telephone Number, Including Area Code)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

The following exhibits are furnished pursuant to Item 9 and Item 12 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934:

Exhibit No.	Exhibit

99.1	Press Release dated July 31, 2003

Item 9.    Regulation FD Disclosure

The following information required by Item 12 is being reported under Item 9 in accordance with the Securities and Exchange Commission’s interim guidance.

On July 31, 2003, the registrant publicly disseminated a press release announcing certain of its financial results for that quarter. A copy of these press releases is furnished as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE, INC.

Dated:	July 31, 2003	By	/s/ LANNY H. MICHAEL
Lanny H. Michael, Executive Vice President and Chief Financial Officer